         As filed with the Securities and Exchange Commission on August 22, 2003
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                  CALTON, INC.
             (Exact name of registrant as specified in its charter)

                            ------------------------

               New Jersey                                   22-2433361
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                   Identification No.)

                           2013 INDIAN RIVER BOULEVARD
                            VERO BEACH, FLORIDA 32960
                                 (772) 794-1414
                          (Address, including zip code,
                  of Registrant's Principal Executive Offices)

                            ------------------------

                     CALTON, INC. 2000 EQUITY INCENTIVE PLAN
                    CALTON, INC. EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plans)

                            ------------------------

                              ANTHONY J. CALDARONE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                  CALTON, INC.
                           2013 INDIAN RIVER BOULEVARD
                            VERO BEACH, FLORIDA 32960
                                 (772) 794-1414
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                   Copies to:

                            PHILIP D. FORLENZA, ESQ.
                           GIORDANO, HALLERAN & CIESLA
                           A PROFESSIONAL CORPORATION
                               125 HALF MILE ROAD
                          MIDDLETOWN, NEW JERSEY 07748

                            ------------------------


                                     CALCULATION OF REGISTRATION FEE

========================================================================================================

                                                    Proposed Maximum   Proposed Maximum     Amount of
   Title of Securities to be        Amount to be     Offering Price   Aggregate Offering   Registration
          Registered               Registered (3)       Per Share           Price              Fee
-------------------------------- ------------------ ---------------- -------------------- --------------
  Common Stock, $.05 par
  value, including related
  rights to purchase Class A
  Preferred Stock Series
  One (1)                              500,000           $.38(4)             $175,000           $15.38

  Common Stock, $.05 par
  value, including related
  rights to purchase Class A
  Preferred Stock Series
  One (2)                              150,000           $.38(4)             $ 57,000           $ 4.62

  Total Registration Fee                                                                        $20.00

========================================================================================================

(1)  Under the Calton, Inc. 2000 Equity Incentive Plan (the "Equity Incentive Plan").
(2)  Under the Calton, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan").
(3)  This Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution provisions of the Equity Incentive Plan and the Employee Stock
     Purchase Plan to adjust for the occurrence of certain corporate transactions or events including, without limitation, a stock split, stock dividend, merger, consolidation, reorganization or recapitalization.
(4)  Estimated solely for the purpose of calculation of the registration fee in accordance with Rule
     457(h) under the Securities Act and based upon the average of the high and low sale prices for a share of Calton, Inc. Common Stock as reported on the American Stock Exchange on August 20, 2003.

========================================================================================================

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

                INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS

                  PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8


     On July 28, 2000, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-42424) relating to shares of Common Stock to be issued pursuant to its 2000 Equity Incentive Plan and certain non-plan employee options (the "2000 Registration Statement").

     On February 2001, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-56318) relating to shares of Common Stock to be issued pursuant to its Employee Stock Purchase Plan (the "2001 Registration Statement"). Each of the 2000 Registration Statement and the 2001 Registration Statement is currently effective. Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission to register an additional 500,000 shares under its 2000 Equity Incentive Plan and an additional 150,000 shares under its Employee Stock Purchase Plan. Pursuant to such Instruction E, the following documents previously filed with the Commission are hereby incorporated by reference.

(a) Annual Report on Form 10-K for the fiscal year ended November 30, 2002, filed March 17, 2003.

(b) Quarterly Report on Form 10-QSB for the quarterly period ended February 28, 2003, filed April 14, 2003.

(c)  Report on Form 8-K, filed April 15, 2003.

(d)  Report on Form 8-K, filed July 14, 2003.

(e) Quarterly Report on Form 10-QSB for the quarterly period ended May 31, 2003, filed July 15, 2003.

(f) Form S-8 Registration Statement (Registration No. 333-42424) filed on July 28, 2000.

(g) Form S-8 Registration Statement (Registration No. 333-56318) filed on February 28, 2001.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.     EXHIBITS.

      4.03          Calton, Inc. 2000 Equity Incentive Plan, as amended.
      5.            Opinion and Consent of Giordano, Halleran & Ciesla, P.C.
     23.01          Consent of Aidman, Piser & Company

     23.02          Consent of Giordano, Halleran & Ciesla, P.C. (filed with
                    Exhibit 5)
     24.            Power of Attorney (filed with signature pages)

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vero Beach, Florida, on the 22nd day of August, 2003.

                                              CALTON, INC.
                                              (Registrant)


                                          By:___________________________________
                                              Anthony J. Caldarone
                                              Chairman of the Board and
                                              Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony J. Caldarone and Thomas C. Corley and each of them, his true and lawful attorneys-in-fact and agents for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                    Title                             Date
             ---------                                    -----                             ----
/s/ Anthony J. Caldarone                  Chairman of the Board and Chief Executive     August 22, 2003
-----------------------------------       Officer (Principal Executive Officer)
Anthony J. Caldarone

/s/ Thomas C. Corley                      Senior Vice President, Treasurer and Chief    August 22, 2003
-----------------------------------       Financial Officer (Principal Financial and
Thomas C. Corley                          Accounting Officer)

/s/ John G. Yates                         President and Director                        August 22, 2003
-----------------------------------
John G. Yates

/s/ Frank Cavell Smith, Jr.               Director                                      August 22, 2003
-----------------------------------
Frank Cavell Smith, Jr.


/s/ Mark N. Fessel                        Director                                      August 22, 2003
-----------------------------------
Mark N. Fessel.

/s/ Kenneth D. Hill                       Director                                      August 22, 2003
-----------------------------------
Kenneth D. Hill.

/s/ J. Ernest Brophy                      Director                                      August 22, 2003
-----------------------------------
J. Ernest Brophy

/s/ Robert E. Naughton                    Director                                      August 22, 2003
-----------------------------------
Robert E. Naughton

                                  EXHIBIT INDEX


      4.03          Calton, Inc. 2000 Equity Incentive Plan, as amended

      5.            Opinion and Consent of Giordano, Halleran & Ciesla, P.C.

     23.01          Consent of Aidman, Piser & Company

     23.02          Consent of Giordano, Halleran & Ciesla, P.C. (filed with
                    Exhibit 5)

     24.            Power of Attorney (filed with signature pages)



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